Exhibit 10.52

AMENDMENT NUMBER ONE

TO THE

EXELON CORPORATION

DEFERRED COMPENSATION PLAN

The Exelon Corporation Deferred Compensation Plan, effective January 1, 2001 (the “Plan”), is hereby amended, effective as of January 1, 2004, in the following respects:

1.	Section 4.4 is amended in its entirety to provide as follows:

“4.4 Severance Benefit Elections. An individual who is an Eligible Employee with respect to a Plan Year and who becomes entitled to benefits under the Exelon Corporation Senior Management Severance Plan or another severance plan or other agreement with the Company then in effect with respect to such individual, shall defer the portion of such severance benefits representing base salary and annual incentive award in the manner (if any) provided in the applicable plan or agreement.”

2.	The first sentence of Section 4.7 is amended in its entirety to provide as follows:

“An election under this Article IV with respect to any Plan Year shall become irrevocable on December 31 of the preceding Plan Year; provided, however, that a Participant may, to the extent permitted by the Plan Administrator, change his or her election with respect to the deferral of base salary under Section 4.2 during the Plan Year with respect to which it applies, but any such change shall be effective solely with respect to base salary earned after the effective date of such change.”

3.	The first sentence of Section 6.2 is amended in its entirety to provide as follows:

“Except as otherwise provided in Section 6.3 or Section 6.4, the balance of a Participant’s accounts hereunder shall be paid or commence to be paid in accordance with the Section 6.1 commencing in the calendar quarter immediately following the first full calendar quarter to occur after the Participant’s termination of employment or, to the extent permitted by rules established by the Plan Administrator, April of the calendar year after the calendar year in which the Participant terminates employment.”

Executed effective as of January 1, 2004.

EXELON CORPORATION

By:	/S/ S. GARY SNODGRASS
S. Gary Snodgrass
Executive Vice President and
Chief Administrative Officer

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